EXHIBIT 4.8

                                 Amendment No. 1
                        To The First American Corporation
                               401(k) Savings Plan
                  (Restatement effective as of January 1, 2001)

         The following amendment is hereby made to The First American Corporation 401(k) Savings Plan (Restatement effective as of January 1, 2001), hereinafter referred to as the "Plan," of the Company, with reference to the following:

         A. On October 26, 2000, the Board of Directors of The First American Corporation (the "Company") adopted certain amendments to this Plan recommended by management of the Company, including elimination of the Basic Matching Contributions provided for in Section 5.1 (a) of the Plan document, effective January 1, 2002.

         B. Pursuant to such authorization, the Company caused written notification of the elimination of Basic Matching Contributions to be provided to all Employees of the Company and its Affiliates in December 2000.

         C. To ensure that documentation of the terms of the Plan is complete, the Company hereby executes this Amendment No. 1 ratifying and confirming the amendment previously adopted by the Board of Directors eliminating Basic Matching Contributions. NOW, THEREFORE, the following sentence is added to Plan
Section 5.1 (a) at the end of its current text:

         No Pretax Deferrals credited to a Participant's Account on or subsequent to January 1, 2002, shall be entitled to Basic Matching Contributions.

Except as amended above, the Plan as in effect prior to this amendment shall continue unchanged.



In Witness Whereof, The First American Corporation has caused its duly authorized officers to execute this Amendment No. 1 on August 21, 2002.


                                   The First American Corporation


                                   By:_________________________________________

                                   Its:________________________________________

                                   By:_________________________________________

                                   Its:________________________________________